Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this proxy statement/prospectus in this Registration Statement on Form S-4 of our reports dated March 29, 2019, relating to the consolidated financial statements, which appears in Southwest Georgia Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ TJS Deemer Dana LLP

Dublin, Georgia

February 18, 2020